Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.0005 per share, of China Nuokang Bio-Pharmaceutical Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 5, 2010.

/s/ Baizhong Xue
Baizhong Xue

Anglo China Bio-technology Investment Holdings Limited

By:	/s/ Baizhong Xue
Name:	Baizhong Xue
Title:	Director

Britain Ukan Technology Investment Holdings (Group) Limited

By:	/s/ Baizhong Xue
Name:	Baizhong Xue
Title:	Director

/s/ Yuhuan Zhu
Yuhuan Zhu